UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 30, 2003

ValueClick, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	000-30135	77-0495335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4353 Park Terrace Drive, Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 575-4500

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition of Assets.

On June 3, 2003, we issued a press release announcing the acquisition of Search123.com Inc., a California corporation (“Search123”), pursuant to an Agreement and Plan of Merger, dated as of May 30, 2003, by and among ValueClick, Inc., a Delaware corporation (“ValueClick”), Search123.com Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ValueClick (“Acquisition”), Search123 and James K Beriker in his capacity as Search123 Agent.  Pursuant to the terms of the merger agreement, Acquisition was merged with and into Search123, with Search123 surviving as a wholly-owned subsidiary of ValueClick.

Pursuant to the merger agreement, ValueClick acquired all of the outstanding capital stock of Search123 for an aggregate purchase price of $4.7 million plus direct transaction costs.  The net purchase price of $3.2 million, calculated as the aggregate purchase price less the working capital deficit assumed, was paid in cash that was derived from our existing working capital.

Founded in June 1999, Search123 operates a pay-for-performance search engine business in which advertisers bid for priority placement on search result pages and pay only when users click on the advertisers’ listings.  We plan to include the operations of the Search123 legal entity within the ValueClick Media business segment for reporting purposes.

Other than employment letters with certain Search123 personnel, including James K. Beriker, the former president and chief executive officer of Search123, offering post-acquisition employment on terms similar to those of other ValueClick employees providing equivalent services, at the time of the acquisition there were no material relationships between Search123 or any of its stockholders and ValueClick or any of ValueClick’s affiliates, any director or officer of ValueClick, or any associate of any such director or officer.

The foregoing descriptions of the terms of the merger agreement do not purport to be complete statements of the parties’ rights and obligations thereunder, and are qualified in their entirety by reference to the definitive merger agreement and related documents and agreements, copies of which are attached as exhibits hereto and the contents of which are incorporated herein by reference.  Certain additional matters relating to the merger are described in ValueClick’s press release dated June 3, 2003 which is attached as Exhibit 99.1 hereto and the contents of which are also hereby incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)          Financial statements of businesses acquired.

It is impracticable for ValueClick to provide the required financial statements for Search123 required by Item 7(a) of Form 8-K at this time.  Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the financial statements of Search123 required to be filed under paragraph (a) of Item 7 will be filed as soon as practicable, but not later than the date required by Item 7 of Form 8-K.

(b)         Pro forma financial information.

It is impracticable for ValueClick to provide the pro forma financial information with respect to the acquisition of Search123 by ValueClick required by this Item 7(b) of Form 8-K at this time. Pursuant to paragraphs (b)(2) and (a)(4) of Item 7, the pro forma financial statements required to be filed under paragraph (b) of this Item 7 will be filed as soon as practicable, but not later than the date required by paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K.

(c)          Exhibits.

Exhibit No.	Item

2.1

Agreement and Plan of Merger, dated as of May 30, 2003, by and among ValueClick, Inc., Search123.com Acquisition Corp., Search123.com Inc. and James K Beriker in his capacity as Company Agent (together with certain exhibits and schedules thereto). *

99.1	Press Release disseminated June 3, 2003 announcing the transaction.

*  Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted.  Omitted exhibits include the Certificate of Merger, Agreement of Merger, Non-competition Agreement, Written Consent, Amendment to Articles of Incorporation, Letter of Transmittal and  Legal Opinions of both the buyer’s and seller’s counsel.  Omitted schedules include customary disclosure schedules.  Such exhibits and schedules will be supplementally provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

Date:	June 11, 2003	/s/ Samuel J. Paisley
Samuel J. Paisley, Chief Financial Officer